UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 2, 2009

Morgan’s Foods, Inc.
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-08395	34-0562210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4829 Galaxy Parkway., Suite S, Cleveland, OH	44128
(Address of Principal Executive Offices)	(Zip Code)
(216) 359-9000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Morgan’s Foods, Inc.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
(a) On July 2, 2009, the Audit Committee of the Board of Directors of Morgan’s Foods, Inc. (“Company”), after consultation with management, concluded that the Company’s financial statements for the fiscal year ended March 1, 2009, included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 1, 2009 (the “2009 10-K”), should no longer be relied upon because of an error related to the classification of the Company’s debt as long-term under the applicable accounting guidance at fiscal year-end. The Company expects to file an amendment to the 2009 10-K as soon as possible after the Company has completed its analysis of the accounting debt classification issue. The classification issue was identified during the Company’s research into a comment issued by the SEC Staff in a letter to the Company dated June 11, 2009 after the Staff’s review of the 2009 Form 10-K. The Staff’s comment focused on waivers of loan covenant violations which existed at March 1, 2009 and the periods for which the waivers of such covenant violations had been obtained from the Company’s lenders. The relevant accounting guidance (ASC 470-10, formerly EITF 86-30) indicates such waivers need to be effective for a one year period if the Company is unable to demonstrate that it is probable that such default will be cured or would not occur within the twelve months following year-end. The Company currently believes that any change in the classification of the Company’s debt from long-term to current will have no effect on its previously reported Consolidated Statement of Operations or Consolidated Statement of Cash Flows for the 2009 fiscal year. The Company’s Audit Committee and management have discussed the matters disclosed in this Form 8-K with the Company’s independent registered public accounting firm, Grant Thornton LLP.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2009	MORGAN’S FOODS, INC.
	By:	/s/ KENNETH L. HIGNETT
		Name:	Kenneth L. Hignett
		Title:	Senior Vice President, Chief Financial Officer and Secretary

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